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                                                                    EXHIBIT 10.4

                            INDEMNIFICATION AGREEMENT

               THIS AGREEMENT is made and entered into this ____ day of ___________, ______ between Schuler Holdings, Inc., a Delaware corporation (the "Company") and _________________ ("Indemnitee").

                                WITNESSETH THAT:

               WHEREAS, Indemnitee performs a valuable service for the Company, and

               WHEREAS, the Board of Directors of the Company has adopted Bylaws (the "Bylaws") providing for the indemnification of the directors of the Company to the maximum extent authorized by the Delaware General Corporation Law as amended ("Law"); and

               WHEREAS, such Bylaws and the Law by their nonexclusive nature permit contracts between the Company and the directors and officers of the Company with respect to indemnification of such directors and officers; and

               WHEREAS, in accordance with the authorization as provided by the Law, the Company may purchase and maintain a policy or policies of director's and officer's liability insurance ("D & O Insurance"), covering certain liabilities which may be incurred by its directors and officers in their performance as directors and officers of the Company, and

               WHEREAS, as a result of recent developments affecting the terms, scope and availability of D & O Insurance, there exists general uncertainty as to the extent of protection afforded Company directors and officers by such D & O Insurance and by statutory and bylaw indemnification provisions; and

               WHEREAS, in order to induce Indemnitee to continue to serve as a director or officer of the Company, the Company has determined and agreed to enter into this contract with Indemnitee;

               NOW, THEREFORE, in consideration of Indemnitee's continued service as a director or officer after the date hereof, the parties hereto agree as follows:

               1. INDEMNITY OF INDEMNITEE. The Company hereby agrees to hold harmless and indemnify Indemnitee to the full extent authorized or permitted by the provisions of the Law, as may be amended from time to time.

               2. ADDITIONAL INDEMNITY. Subject only to the exclusions set forth in Section 3 hereof, the Company hereby further agrees to hold harmless and indemnify Indemnitee:

                    A. Against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action on behalf of the Company but excluding an action by the Company) to which Indemnitee is, was or at any time becomes a

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party, or is threatened to be made a party, by reason of the fact that
Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise; PROVIDED, HOWEVER, that with respect to actions on behalf of the Company, indemnification of Indemnitee against any judgments shall be made by the Company only as authorized in the specific case upon a determination that Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, such determination to be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders; and

                    B. Otherwise to the full extent as may be provided to Indemnitee by the Company under the nonexclusivity provisions of Article 5 of the Bylaws of the Company and of the Law.

               3. LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity pursuant to Section 2 hereof shall be paid by the Company:

                    A. In respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

                    B. On account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

                    C. On account of Indemnitee's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct;

                    D. On account of any proceeding (other than a proceeding referred to in Section 8.B hereof) initiated by the Indemnitee unless such proceeding was authorized by the directors of the Company; or

                    E. If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

               4. CONTRIBUTION. If the indemnification provided in Sections 1 and 2 is unavailable and may not be paid to Indemnitee for any reason other than those set forth in paragraphs A, B, C and D of Section 3, then with respect to any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and by the

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Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this
Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

               5. CONTINUATION OF OBLIGATIONS. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of the Company or serving in any other capacity referred to herein.

               6. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee must, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof. Indemnitee's omission to so notify the Company will relieve the Company from any liability which it may have to Indemnitee under this Agreement. However, such omission will not relieve the Company from any obligation it may have to Indemnitee other than under this Agreement.

               With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

                    A. The Company will be entitled to participate therein at its own expense;

                    B. Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of the Company's election to assume the defense as provided above, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action,


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in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

                    C. The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

               7.   ADVANCEMENT AND REPAYMENT OF EXPENSES.

                    A. In the event that Indemnitee employs his own counsel pursuant to Section 6.B.(i) through (iii) above, the Company shall pay in advance, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company), any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving from Indemnitee copies of invoices for such expenses.

                    B. Indemnitee agrees that he will repay the Company for all expenses so advanced by the Company in defending any civil or criminal action, suit or proceeding against Indemnitee in the event and only to the extent it shall be ultimately determined that Indemnitee is not entitled, under the provisions of the Law, the Bylaws, this Agreement or otherwise, to be indemnified by the Company for such expenses.

               8.   ENFORCEMENT.

                    A. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to continue as a director or officer of the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

                    B. In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

               9. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement, independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

               10. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.


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               11.  BINDING EFFECT. This Agreement shall be binding upon
Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

               12. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                        SCHULER HOLDINGS, INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:




                                        By:
                                           -------------------------------------
                                                 [         ], Indemnitee


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